Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Eighth Amendment”), dated as of December 12, 2005, is by and among ATA AIRLINES INC., an Indiana corporation (the “Borrower”), ATA HOLDINGS CORP. (the “Parent”), each of the Subsidiaries of the Parent identified on the signature pages hereto (the “Subsidiaries”), and SOUTHWEST AIRLINES CO., a Texas corporation (the “Lender”).

R E C I T A L S

A.            The Lender and the Borrower, the Parent and the Subsidiaries entered into that certain Secured Debtor-in-Possession Credit and Security Agreement dated as of December 22, 2004, as amended by that certain First Amendment to Credit Agreement dated as of January 30, 2005, that certain Second Amendment to Credit Agreement dated as of February 25, 2005, that certain Third Amendment to Credit Agreement dated as of March 31, 2005, that certain Fourth Amendment to Credit Agreement dated as of April 30, 2005, that certain Fifth Amendment to Credit Agreement dated as of May 30, 2005, that certain Sixth Amendment to Credit Agreement dated as of June 30, 2005, and that certain Seventh Amendment to Credit Agreement dated as of July 31, 2005 (the “Credit Agreement”), pursuant and subject to the terms and conditions of which, among other things, the Lender agreed to make loans and other financial accommodations to the Loan Parties (as defined in the Credit Agreement).

B.            The Borrower has requested that the Lender agree to amend certain provisions of the Credit Agreement on terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

1.             Incorporation of Recitals.   The Recitals set forth above are incorporated herein, are acknowledged by the Borrower to be true and correct and are made a part hereof.

2.             Definitions.   All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

3.             Amendments to Credit Agreement.   The Credit Agreement is amended as set forth below:

(a)           Section 1.01-Definitions.

(i)            The following definitions shall be added to Section 1.01 of the Credit Agreement in the correct alphabetical location:

“Disclosure Statement Financial Projections” means the Pro Forma Financial Projections which are attached as Exhibit 2 to the Disclosure Statement With Respect To First Amended Joint Chapter 11 Plan for

Reorganizing Debtors, as filed on or about December 12, 2005, with the Bankruptcy Court in the Cases.

“New DIP Credit Agreement” means the Secured Superpriority Debtor-In-Possession Credit Agreement, to be entered into among ATA, as borrower, each of the other Reorganizing Debtors, as guarantors, and the New DIP Lender, which is to be executed by the Reorganizing Debtors in connection with the New DIP Facility, as such agreement may be amended from time to time in accordance with terms thereof.

“New DIP Facility” means the debtor-in-possession superpriority secured financing facility provided to the Reorganizing Debtors by the New DIP Lender pursuant to the New DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the New DIP Facility Order.

“New DIP Facility Order” means the final order that was issued by the Bankruptcy Court from the bench on December 12, 2005 and subsequently entered by the Bankruptcy Court authorizing and approving the New DIP Facility and the agreements related thereto.

“New DIP Lender(s)” means MatlinPatterson Global Opportunities Partners II, L.P. and/or MatlinPatterson Global Opportunities Partners (Cayman) II, L.P. (and/or one or more funding vehicles they may form and capitalize with one or more related or unrelated co-investors) as the lender(s) under the New DIP Credit Agreement.

“New Financing” means the following financing and equity capitalization to be provided to the Borrower and the Parent (or another holding company which owns all of the issued and outstanding capital stock of the Borrower), for which commitments have been made by the New Investor as set forth in the New Financing Commitment and a certain investment agreement by and among the New Investor and the Debtors: (i) a $30,000,000 loan to the Borrower as debtor in possession financing (which loan at the Effective Date of the Borrowers’ Plan of Reorganization may be satisfied by conversion to common stock equity in the Parent or another holding company which owns all of the issued and outstanding capital stock of the Borrower); (ii) purchase of up to $70,000,000 of common stock of the Parent (or another holding company which owns all of the issued and outstanding capital stock of the Borrower); and (iii) a $20,000,000 exit facility to be provided to the Debtors.

“New Financing Commitment” means the accepted letter of commitment and attached term sheet for the New Financing (and other post-reorganization financing), executed by and among the New Investor and the Debtors as of November 28, 2005, as approved pursuant to the Court’s order dated November 29, 2005 (Docket No. 3288), a copy of which has been provided by the Borrower to the Lender.

“New Investor” means MatlinPatterson Global Opportunities Partners II, L.P. and/or MatlinPatterson Global Opportunities Partners (Cayman) II, L.P. (and/or one or more funding vehicles they may form and capitalize with one or more related or unrelated co-investors).

 “New Investor Exit Facility” means the exit facility committed to by the New Investor the proceeds of which shall be used to satisfy the Obligations under this Credit Agreement as of the Effective Date.

(ii)   The definition of the term “Maturity Date,” as set forth in Section 1.01 of the Credit Agreement, is amended, and is amended and restated to read in its entirety as follows:

“ “Maturity Date” means the earliest of (a) February 28, 2006, (b) the date of termination in whole of the Commitments, pursuant to Section 2.06 and 8.02(b), and (c) the effective date of a Reorganization Plan for the Borrower or the Parent.”

(b)           Section 2.02 – Prepayments.   Section 2.02(b) of the Credit Agreement is hereby amended and supplemented by adding the following as subsections (iv) and (v) thereto:

“(iv)  Upon the entry of an order by the Bankruptcy Court approving the Debtors’ Motion for Approval of (1) Midway Gate Restructuring Agreement to Transfer Certain Lease Rights to Southwest and to Resolve Certain Issues with the City of Chicago, (2) Amendment to Codeshare Agreement and (3) Amendments to Southwest Bid and Southwest DIP Loan Agreement (Docket No. 3253) (the “Transfer and Settlement Motion”), including the Midway Gate Restructuring Transaction (as defined therein), the outstanding balance of the Loan will be reduced by the total amount of $20 million.

“(v) On the Effective Date of an Acceptable Plan of Reorganization, Borrower shall (i) prepay in cash, by wire transfer, or as otherwise instructed by the Lender, the aggregate amount of principal of the Loan, together with all accrued and unpaid interest and fees, and (ii) provide to Lender cash collateral or any other security in form and substance solely acceptable to the Lender to reimburse the Lender all amounts of the Obligations resulting from any draw under the Chicago Guaranty.”

(c)           Section 2.05(c) – Payment of Fees.   Section 2.05(c) of the Credit Agreement is hereby amended by deleting the current version of Section 2.05(c) in its entirety and substituting the following in lieu thereof:

“(c)  Payment of Fees.  Except as may otherwise by provided in any amendment to this Credit Agreement, all fees to be paid by any Loan Party pursuant to this Credit Agreement and any other Loan Document shall be paid on the Effective Date of an Acceptable Plan of Reorganization.”

(d)           Section 7.11(a) – Minimum Consolidated EBITDARR.   The Credit Agreement is amended by deleting the current version of Section 7.11(a) in its entirety and substituting the following in lieu thereof:

“(a) Minimum Consolidated EBITDARR.   (i) Permit Consolidated EBITDARR for each calendar month beginning on November 1, 2005 and ending with February 28, 2006 to be less than 75% of the projected EBITDARR for each such month as derived from the Disclosure Statement Financial Projections; nor (ii) permit cumulative Consolidated EBITDARR for each month beginning on November 1, 2005 and ending on February 28, 2006 to be less than 80% of the cumulative Consolidated EBITDARR for each such calendar month as set forth in the Disclosure Statement Financial Projections.”

(e)           Section 7.11(b) – Minimum Adjusted EBITDARR.   The Credit Agreement is amended by deleting the current version of Section 7.11(b) in its entirety and substituting the following in lieu thereof:

“(b)   Minimum Adjusted EBITDARR.   (i) Permit Adjusted EBITDARR for each month beginning on November 1, 2005 and ending with February 28, 2006 to be less than 75% of the projected Adjusted EBITDARR for each such month as derived from the Disclosure Statement Financial Projections; nor (ii) permit cumulative Adjusted EBITDARR for each month beginning on November 1, 2005 and ending on February 28, 2006 to be less than 80% of the cumulative Adjusted EBITDARR for each such month as derived from the Disclosure Statement Financial Projections.”

(f)            Section 7.11(c) - Liquidity.   The Credit Agreement is amended by deleting the current version of Section 7.11(c) in its entirety and substituting the following in lieu thereof.

“(c)   Liquidity.  (i)   Permit Liquidity on any day during the calendar months beginning on November 1, 2005 through February 28, 2006 to be less than 75% of the projected Liquidity for the last day of each such calendar month as set forth in the Disclosure Statement Financial Projections with respect to Parent and its Subsidiaries, including Borrower, on a consolidated basis.”

(g)           Section 6.01(d)-Financial Statements and Other Reporting.   Section 6.01(d) of the Credit Agreement is amended by deleting both references therein to the Borrower’s Projections and substituting in place thereof reference to the Disclosure Statement Financial Projections.

(h)           Section 6.07(b) and (c)-Insurance Requirements.           (i) War Risk and Terrorist Insurance.  The term “Loan Party” as used in Section 6.07(b) shall only be applicable to the Borrower and any other Loan Party which is a United States air carrier.  (ii)   Business Interruption Insurance.  The term “Loan Party” as used in Section 6.07(c) shall not include Ambassadair Travel Club, Inc., Amber Travel, Inc., or C8 Airlines, Inc., formerly named Chicago Express Airlines, Inc., as each of those Loan Parties have ceased business operations.

(i)            Section 6.16-Compliance with Terms of Leaseholds.   Section 6.16 of the Credit Agreement is amended by adding thereto at the end thereof the following text:

“The Borrower shall not be in violation of this Section 6.16 by reason of: (i) its sale or assignment of any of the Gate Leaseholds to Lender, or with Lender’s consent, any assignment or relinquishment of any Gate Leaseholds to the City of Chicago; or (ii) its termination, cancellation, rejection, failure to renew or assignment of any Gate Leaseholds or any other leases of real property with approval of the Bankruptcy Court pursuant to any order issued in the Cases prior to November 30, 2005, or as contemplated by the Disclosure Statement Financial Projections.”

(j)            Section 6.21- Gate Utilization.   Section 6.21 of the Credit Agreement is amended by adding thereto at the end thereof the following text:

“The Borrower shall not be in violation of this Section 6.21 by reason of: (i) its sale or assignment of any of the Gate Leaseholds to Lender, or with Lender’s consent, any assignment or relinquishment of any Gate Leaseholds to the City of Chicago; or (ii) its termination, cancellation, rejection, failure to renew or assignment of any Gate Leaseholds or any other leases of real property with approval of the Bankruptcy Court pursuant to any order issued in the Cases prior to November 30, 2005, or as contemplated by the Disclosure Statement Financial Projections.”

(k)           Section 6.22-Filing of Disclosure Statement and Reorganization Plan. Section 6.22 of the Credit Agreement is amended by deleting the current version of Section 6.22 in its entirety and substituting the following in lieu thereof:

“6.22   Reorganization Plan.   The Borrower shall obtain confirmation of a Reorganization Plan which is effective not later than February 28, 2006, (or such later date as Lender may approve in writing) and which is either: (i) substantially the same as the First Amended Plan of Reorganization filed by the Borrower with the Bankruptcy Court for notice purposes on December 12, 2005, with revisions or amendments thereto as are approved and consented to by (i) MatlinPatterson (as that term is defined in such First Amended Plan of Reorganization) and (ii) Lender.  (A Reorganization Plan which complies with this Section 6.22 is referred to as an “Acceptable Plan of Reorganization”)”

(l)            Section 6.26 - Investment Agreement and Exit Facility. Notwithstanding the terms of Section 6.26 of the Credit Agreement, or any other provision of the Credit Agreement and the DIP Financing Orders, upon funding of the New Investor Exit Facility, any obligations or commitments of Lender to provide (i) an equity investment pursuant to the Bid Proposal, Investment Agreement, Investment Agreement Term Sheet, Asset Acquisition Agreement, any Orders approving the foregoing or the DIP Financing Orders and/or (ii) exit financing pursuant to the Bid Proposal, any Exit Facility documents, the Exit Facility Term Sheet, the Asset Acquisition Agreement, any Orders approving the foregoing or the DIP Financing Orders, shall terminate, Lender shall be released from any and all such obligations or commitments, and the Loan Parties shall deliver to Lender a release in form and substance acceptable to Lender.

(m)          Section 7.01(h)-Permitted Liens.   Section 7.01(h) of the Credit Agreement, which has been a “Reserved” section of the Credit Agreement, is amended to read in its entirety as follows:

“(h)   Liens which are both: (i) junior and subordinate in priority and rank to the Liens held by Lender pursuant to the terms of this Credit Agreement and the Final Order; and (ii) granted to secure the New Financing in accordance with the requirements of the New Financing Commitment, as approved by order of the Bankruptcy Court.  For avoidance of doubt, any such liens, including without limitation, any liens granted pursuant to the New DIP Credit Agreement or the New DIP Facility Order, shall not constitute “Permitted Senior Liens,” as such term is defined in this Credit Agreement.

(n)           Section 7.03-Permitted Indebtedness.   Section 7.03(c)(vi) of the Credit Agreement, which has been a “Reserved” section of the Credit Agreement, is amended to read in its entirety as follows:

“(vi)   Indebtedness which comprises all or any part of the New Financing or New Financing Commitment or arises in connection therewith, including without limitation, any Indebtedness pursuant to the New DIP Credit Agreement or the New DIP Facility Order, not to exceed the principal amount of $30,000,000; provided, however, that any such indebtedness shall only constitute Permitted Indebtedness under this Section 7.03 to the extent such indebtedness is junior to the Obligations under this Credit Agreement.”

(o)           Section 7.06-Collateral Dispositions.    Section 7.06 of the Credit Agreement shall be amended as follows:

(i)   Section 7.06(f)(iv) of the Credit Agreement is amended by deleting the current version of Section 7.06(f)(iv) in its entirety and substituting the following in lieu thereof:

“(iv) such Disposition shall not be a Disposition of any Gate Leasehold, other than a Disposition by way of an assignment or transfer of a Gate Leasehold to Lender or with Lender’s consent.”

(ii)   Section 7.06(k) of the Credit Agreement is amended by deleting the current version of Section 7.06(k) in its entirety and substituting the following in lieu thereof:

“(k)   termination or rejection of any lease or the return, surrender or abandonment of any property subject thereto, other than any such termination or rejection which is with respect to a lease of Section 1110 Assets or to which Lender has consented or which has been approved by the Bankruptcy Court prior to November 30, 2005, or which is pursuant to or provided for in an Acceptable Reorganization Plan.”

(p)           Section 7.07-Restricted Payments.   Section 7.07 of the Credit Agreement is amended by adding thereto at the end thereof the following additional text:

“The foregoing shall not prohibit or restrict Parent and the other Loan Parties from making commitments solely with respect to (i) the New Financing in accordance with the terms and conditions set forth in the New Financing Commitment or (ii) the issuance of equity pursuant to any Acceptable Reorganization Plan.”

(q)           Section 7.20-Change in Capital Structure.   Section 7.20 of the Credit Agreement is amended by deleting the current version of Section 7.20 in its entirety and substituting the following in lieu thereof:

“7.20   Change in Capital Structure.   Make any material change in its equity capital structure as in existence on the Petition Date except pursuant to an Acceptable Reorganization Plan.”

(r)            Section 11.04-Expense Reimbursements.   Notwithstanding the terms of Section 11.04 of the Credit Agreement, it is agreed by the Borrower and the Lender that the expense reimbursements required by Section 11.04(a) shall be in the fixed sum of $1,000,000 and shall be due and payable to Lender upon entry of an order by the Bankruptcy Court approving the Transfer and Settlement Motion and shall be paid to Lender upon the funding of the New DIP Facility. The Lender agrees that this payment shall be in lieu of any other or additional expense reimbursement otherwise due to it and not previously paid by the Borrower or any other Loan Party under the Investment Agreement Term Sheet, the Bid Proposal, the Bid Procedures Order or the Asset Acquisition Agreement.

For the avoidance of doubt, neither this Eighth Amendment nor this Section 11.04 shall in any way affect the obligation to pay and the payment of any fees and interest due and payable under the Credit Agreement, including without limitation, any fees due and payable under Section 2.05 of the Credit Agreement and any interest due and payable under Section 2.04 of the Credit Agreement.  Notwithstanding the terms of this Eighth Amendment, nothing herein shall in any way affect or relieve Borrower of its obligations under Section 11.04(b) nor shall it constitute a waiver of any of Lender’s rights thereunder.

(s)                                  Section 8.01 – Events of Default.

(i)            Section 8.01 of the Credit Agreement is hereby amended and supplemented by adding the following as subsection (u) thereto:

“(u)  Midway Gate Restructuring Transaction and New Financing Commitment.  The Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in, related to or executed in connection with (i) the Amended Gate Restructuring Term Sheet, the Midway Gate Restructuring Transaction (as such terms are defined in the Transfer and Settlement Motion or order approving same), and/or the order of the Bankruptcy Court approving the Transfer and Settlement Motion, and the transactions, documents, and agreements contemplated thereby or (ii) the New Financing or New Financing Commitment, and the transactions, documents and agreements contemplated thereby, including without limitation, the New DIP Facility, the New DIP Credit Agreement, and the New DIP Facility Order.”

(ii)           Section 8.01(b) of the Credit Agreement is amended by deleting the current version of Section 8.01(b) in its entirety and substituting the following in lieu thereof:

“(b)     Special Covenants. The Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03 (Notices), 6.05 (Preservation of Existence), 6.10 (Inspection Rights), 6.11 (Use of Proceeds), 6.12 (Covenant to Give Security), 6.17 (Cash Management) or 6.20 (FAA Matters), 6.19 (Slot Utilization) and 6.20 (Gate Utilization) and such failure continues for one (1) Business Day after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Lender, (ii) Article VII or (iii) the Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or 6.02 (provided, however, that the Loan Parties’ failure to obtain a consent of the City of Chicago to transfer to the Lender the

Midway Hangar Property pursuant to the Asset Acquisition Agreement shall not constitute a Default or an Event of Default under this Credit Agreement, notwithstanding any other provision of this Credit Agreement to the contrary) and such failure continues for ten (10) Business Days after the earlier of the date on which (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Lender.”

4.             Conditions to Effectiveness.   The effectiveness of this Eighth Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to the Lender:

(a)           Delivery of Documents.   The following shall have been delivered to the Lender, each duly authorized and executed and each in form and substance satisfactory to the Lender:

(1)           this Eighth Amendment; and

(2)           such other instruments, documents, certificates, consents, waivers and opinions as the Lender may reasonably request.

(b)           No Default.   No Event of Default or event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, shall exist as of the effective date of this Eighth Amendment, after giving effect to this Eighth Amendment.

(c)           Approval of the ATSB and the Creditors Committee.   The Lender shall have received satisfactory evidence that the ATSB and the Creditors Committee shall have consented to this Eighth Amendment in accordance with the provisions of Section 11.01 of the Credit Agreement.

Upon the satisfaction of all of the conditions set forth in this Paragraph 4, this Amendment for all purposes shall be effective as of and prior to the close of October 31, 2005 (the “Effective Date.”)

5.             References.   From and after the Effective Date, all terms used in the Credit Documents which are defined in the Credit Agreement shall be deemed to refer to such terms, as amended by this Eighth Amendment.  This Eighth Amendment shall constitute a “Loan Document.”

6.             Representations and Warranties.  Each Loan Party hereby confirms to the Lender that the representations and warranties set forth in the Loan Documents are true and correct in all respects as of the date hereof, and shall be deemed to be remade as of the date hereof.  Each Loan Party represents and warrants to the Lender that (i) such Loan Party has full power and authority to execute and deliver this Eighth Amendment and to perform its obligations hereunder, (ii) upon the execution and delivery hereof, this Eighth Amendment will be valid, binding and enforceable upon such Loan Party in accordance with its terms, (iii) the execution and delivery of this Eighth Amendment does not and will not contravene, conflict with, violate or constitute a default under (A) its organizational documents or (B) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which such Loan Party is a party or is bound or which is binding upon or applicable to all or any portion of such Loan Party’s properties or assets and (iv) as of the date hereof no Event of Default exists.

7.             No Further Amendments; Ratification of Liability.   Except as amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with its respective terms.  Each Loan Party hereby ratifies and confirms its liabilities, obligations and agreements under the Credit Agreement and the other Loan Documents, all as amended by this Eighth Amendment, and the Liens created thereby, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by the Lender of such liabilities, obligations and agreements, (ii) the Lender has fully performed all obligations to the Loan Parties which it may have had, or has, on and as of the date hereof and (iii) other than as specifically set forth herein, the Lender does not waive, diminish or limit any term or condition contained in the Credit Agreement or the other Loan Documents.  The agreement of the Lender to the terms of this Eighth Amendment or any other amendment of the Credit Agreement shall not be deemed to establish or create a custom or course of dealing among the Lender and the Loan Parties.

8.             Incorporation by Reference.   The following sections of the Credit Agreement are incorporated by reference in this Eighth Amendment: 1.02 (Other Interpretive Provisions); 11.02(b) (Effectiveness of Facsimile Documents and Signatures); 11.11 (Counterparts); 11.12 (Integration); 11.14 (Severability); and 11.15 (Governing Law).

9.             Further Assurances.   Each Loan Party will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by the Lender in order to effectuate fully the intent of this Eighth Amendment.

[Signatures of the Lender and the Loan Parties are on following pages and the remainder of this page is intentionally blank]

IN WITNESS WHEREOF, this Eighth Amendment has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

LENDER:

SOUTHWEST AIRLINES CO., a Texas corporation

By:	/s/ Laura Wright
Name:	Laura Wright
Title:	SVP Finance & CFO

BORROWER:

ATA AIRLINES, INC., an Indiana corporation

By:	/s/ Sean Frick
Name:	Sean Frick
Title:	VP & CRO

GUARANTORS:

ATA HOLDINGS CORP., an Indiana corporation

By:	/s/ Sean Frick
Name:	Sean Frick
Title:	VP & CRO

AMBASSADAIR TRAVEL CLUB, INC., an Indiana corporation

By:	/s/ Sean Frick
Name:	Sean Frick
Title:	VP & CRO

ATA LEISURE CORP., an Indiana corporation

By:	/s/ Sean Frick
Name:	Sean Frick
Title:	VP & CRO

AMBER TRAVEL, INC., an Indiana corporation

By:	/s/ Sean Frick
Name:	Sean Frick
Title:	VP & CRO

(This page is a continuance of the signature pages to the Eighth Amendment to Credit Agreement.)

AMERICAN TRANS AIR EXECUJET, INC., an Indiana corporation

By:	/s/ Sean Frick
Name:	Sean Frick
Title:	VP & CRO

ATA CARGO, INC., a California corporation

By:	/s/ Sean Frick
Name:	Sean Frick
Title:	VP & CRO

C8 AIRLINES, INC. formerly named CHICAGO EXPRESS AIRLINES, INC., a Georgia corporation

By:	/s/ Brian T. Hunt
Name:	Brian T. Hunt
Title:	Secretary